Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Fox & Hound Restaurant Group:
We consent to the incorporation by reference in the registration statement on Form S-8 of Fox & Hound Restaurant Group (formerly Total Entertainment Restaurant Corp.) of our report dated March 25, 2005, with respect to the consolidated balance sheets of Total Entertainment Restaurant Corp. as of December 28, 2004 and December 30, 2003, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years ended December 28, 2004, December 30, 2003, and December 31, 2002 (such report contains explanatory paragraphs that refer to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective December 26, 2001 and the restatement of the consolidated financial statements for the years ended December 30, 2003 and December 31, 2002) and our report dated April 20, 2005 with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 28, 2004 and the effectiveness of internal control over financial reporting as of December 28, 2004, which reports appear in the December 28, 2004 annual report on Form 10-K/A of Total Entertainment Restaurant Corp.
Our report dated April 20, 2005, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 28, 2004, expresses our opinion that Total Entertainment Restaurant Corp. did not maintain effective internal control over financial reporting as of December 28, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the Company’s controls over the selection, monitoring, and review of assumptions and factors affecting lease and depreciation accounting were ineffective as of December 28, 2004.
(signed) KPMG LLP
Wichita, Kansas
August 19, 2005